UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2018 (June 29, 2018)

GUGGENHEIM CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 29, 2018, Hamilton Finance LLC (“Hamilton”), a wholly-owned, special purpose financing subsidiary of Guggenheim Credit Income Fund (the “Company”), entered into the Second Amended and Restated Credit Agreement (the “Hamilton Credit Facility”) originally entered into December 17, 2015 (as amended, restated or supplemented to date, the "Original Hamilton Credit Facility"), with JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, each of the lenders from time to time party thereto, and U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary.
The Hamilton Credit Facility provides for, among other things, (i) an accordion option available of up to $100,000,000 above the maximum committed amount of $175,000,000, (ii) a revolving component of all amounts above the minimum utilization amount, (iii) an extension of the maturity date of 3 years to December 29, 2022, and (iv) a reduction of the interest rate from 3-month LIBOR plus 265 basis points per annum to 3-month LIBOR plus 250 basis points per annum.
The foregoing descriptions of the Hamilton Credit Facility as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the agreement, a copy of which are attached hereto as Exhibits 10.1 and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1
Second Amended and Restated Loan Agreement, dated as of June 29, 2018, by and among Hamilton Finance LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, each of the lenders from time to time party thereto, and U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND

Date: July 6, 2018	By:	/s/ Brian S. Williams
BRIAN S. WILLIAMS
Chief Financial Officer